Exhibit (g)(1)(i)

SIXTEENTH AMENDMENT TO THE

ALPHA ARCHITECT ETF TRUST CUSTODY AGREEMENT

This Sixteenth Amendment, effective as of the last date on the signature block, to the Custody Agreement, dated as of October 8, 2014, as amended (the “Agreement”), is entered into by and between Alpha Architect ETF Trust, a Delaware statutory trust (the “Trust”) and U.S. Bank National Association, a national banking association (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement;

WHEREAS, the Trust desires to add the Discipline Fund ETF to its series, and remove from the Agreement certain funds that will not commence operations;

Each of the following will be removed from Amended Schedule A:

Strategic E-Commerce & Logistics Sector ETF

Strategic Fintech & Digital Payments Sector ETF

Strategic Hotel & Lodging Sector ETF

Strategic Internet of Things Technology ETF

Strategic Healthcare & Life Science Technology ETF

Strategic Apartment & Residential Real Estate ETF

Strategic Streaming & Gaming Technology ETF

Strategic Technology & E-Commerce Real Estate ETF

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement as follows:

The Amended Exhibit B is superseded and replaced in its entirety with the Amended Exhibit B attached hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

ALPHA ARCHITECT ETF TRUST	U.S. BANK, N.A.

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

Amended Exhibit B to the

Alpha Architect ETF Trust Custody Agreement

Separate Series of Alpha Architect ETF Trust

Name of Series

Alpha Architect U.S. Quantitative Value ETF

Alpha Architect International Quantitative Value ETF

Alpha Architect U.S. Quantitative Momentum ETF

Alpha Architect International Quantitative Momentum ETF

Alpha Architect Value Momentum Trend ETF

Freedom 100 Emerging Markets ETF

Merlyn.AI Bull-Rider Bear-Fighter ETF

Merlyn.AI Tactical Growth and Income ETF

Gadsden Dynamic Multi-Asset ETF

Merlyn.AI Best-of-Breed Core Momentum ETF

Merlyn.AI SectorSurfer Momentum ETF

UPHOLDINGS Compound Kings ETF

Freedom Day Dividend ETF

Turner Quant Advantage ETF

Sparkline Intangible Value ETF

Viridi ESG Crypto Mining ETF

CG Hydrogen Age ETF

Discipline Fund ETF